Chime Reports First Quarter 2026 Financial Results

Strong top-line momentum with 25% year-over-year revenue growth, exceeding guidance

Achieves first quarter of GAAP profitability as a public company

Raises full-year guidance and announces an additional $200 million share repurchase authorization

SAN FRANCISCO – (BUSINESS WIRE) – May 6, 2026 – Chime® (Nasdaq: CHYM), America’s #1 Choice for Banking1, today reported financial results for the quarter ended March 31, 2026.

“We’re off to a strong start in 2026, exceeding the high end of our revenue guidance, delivering strong incremental margins, and achieving our first quarter of GAAP profitability as a public company. These results underscore the strength and resilience of our business model,” said Chris Britt, CEO and Co-founder of Chime. “We also reached 10.2 million Active Members, with more Americans opening bank accounts with Chime than any other financial institution1, putting us more than 50% ahead of our closest competitor. With the launch of Chime Prime, our new premium membership tier, we’re demonstrating accelerating product velocity powered by our ChimeCore technology stack. We’re well positioned to build on this momentum with more products to help our members unlock greater financial progress.”

First Quarter 2026 Financial Highlights

We reported strong top- and bottom-line growth in the first quarter, exceeding our guidance and reflecting disciplined execution. In addition, Q1 benefits from the seasonal tailwind from tax refund-related activity.

•Revenue was $647 million, up 25% year-over-year.
◦Payments revenue grew 15% year-over-year to $433 million, and 19% year-over-year when combined with Outbound Instant Transfer (OIT) revenue.
◦Platform-related revenue grew 50% year-over-year to $215 million, reflecting continued adoption of MyPay and Instant Loans.
•Gross profit was $580 million, yielding a 90% gross margin.
•Transaction profit (non-GAAP) grew 41% year-over-year to $491 million, yielding a 76% transaction margin.
•Net income was $53 million and net margin was 8%.
•Adjusted EBITDA (non-GAAP) was $119 million. Adjusted EBITDA margin of 18% represented a 13 percentage point increase year-over-year and translated to a 73% incremental adjusted EBITDA margin.
•Active Members grew 19% year-over-year to 10.2 million, an increase of nearly 700,000 net new Active Members quarter-over-quarter.
•Average Revenue per Active Member (ARPAM) grew 5% year-over-year to $263.
•Purchase Volume (PV) increased 12% year-over-year to $39 billion and 15% year-over-year to $40 billion when including OIT volume.

First Quarter 2026 Business Highlights
•Launch of Chime Prime: We launched Chime Prime in April, our premium membership tier for members making at least $3,000 in qualifying direct deposits per month. Chime Prime offers 5% cash back on a spending category of choice with Chime Card, 3.75% APY high-yield savings rate, higher levels of liquidity through MyPay and Instant Loans, and premium perks — all with no fees. Early results show Chime Prime is increasing direct deposit intent and improving retention among existing direct depositors. Prime members are also adopting Chime Card at higher rates than non-Prime members, accelerating the
1 In a quarterly J.D. Power study conducted via consumer survey between October and December 2025, more new checking accounts were opened through Chime than any listed financial institution or financial partner. Chime offers access to checking accounts used for everyday banking. AMERICA’S #1 CHOICE FOR BANKING is a Trademark of Chime Financial, Inc.

shift from debit to credit spend. Chime Prime is deepening our relationship with higher-earning members, who are becoming a larger portion of our member base.
•Robust Chime Card adoption drives continued mix shift: Adoption of Chime Card continues to scale across both new and existing members. Nearly half of members now use a secured credit product monthly. The share of total PV on credit – where we generate meaningfully higher take rates compared to debit – grew to nearly 25% in March, up from 16% in September prior to the Chime Card launch.
•MyPay strengthens growth and unit economics: MyPay delivered another strong quarter, generating more than $400 million in annualized revenue in Q1. We completed the rollout of our new variable pricing plan. The new model expands access to earned wages earlier in the pay cycle, addressing our most frequent member request while remaining the low-cost leader. With higher origination volumes, improved yield, and steady loss rates, transaction profit was up over tenfold year-over-year — while maintaining a 1% loss rate.
•Instant Loans expansion: We made significant progress expanding Instant Loans, which we believe is on the path to becoming a meaningful driver of transaction profit growth. In Q1, we originated $180 million of Instant Loans. We continue to see loss rates improve as much as 50% for repeat borrowers compared to first-time borrowers. We’re also offering longer-duration loans to repeat borrowers, which carry better unit economics. In Q1, we doubled origination volume quarter-over-quarter for 9- and 12-month loans.
•Scaling Chime Enterprise: With a growing pipeline and continued momentum, we signed four new employer partners in Q1, including First Student, the largest student transportation provider in the nation with more than 65,000 employees. As we prepare to roll out with First Student, our Workday partnership will support seamless integration and implementation.
•Deploying AI across Chime: AI is transforming how we build and deliver for our members. In product and engineering, AI-assisted code development has scaled from about 29% to 84% of code shipped in just four months, significantly increasing product velocity. The result is meaningful operating leverage at scale, increasing levels of output while keeping headcount flat.
•Trusted and beloved brand: Our brand has never been stronger. Chime was again ranked #1 in the U.S. for new checking account openings in J.D. Power’s survey2, more than 50% ahead of the next closest competitor. We were also named one of America’s Most Trustworthy Companies by Newsweek, and recognized by TIME as one of the World’s 100 Most Influential Companies, following our previous recognition as the #1 brand in banking.

Share Repurchase Authorization

As we completed our prior share repurchase authorization, our Board of Directors has approved an additional $200 million share repurchase, demonstrating management and the Board's continued confidence in Chime’s financial strength and future potential. Under this program, we are authorized to repurchase shares of Class A common stock from time to time through open market transactions, privately negotiated transactions, and other means subject to market conditions and in compliance with applicable securities laws, including through Rule 10b5-1 plans. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18. The timing, manner, price, and amount of any repurchases will be determined by Chime at its discretion and depend on a variety of factors, including legal requirements, price, and economic and market conditions. The additional repurchase authorization does not obligate us to repurchase any particular amount of Class A common stock and may be suspended or discontinued at any time at our discretion without prior notice, subject to all applicable securities laws.

Outlook

We are raising our full-year guidance for revenue and adjusted EBITDA. For the full year of 2026, we now expect:
•Revenue between $2.66 billion to $2.69 billion, resulting in year-over-year revenue growth between 22% and 23%.
•Adjusted EBITDA between $416 million to $431 million, with an adjusted EBITDA margin of 16%, representing an incremental adjusted EBITDA margin of approximately 60%.
2 In a quarterly J.D. Power study conducted via consumer survey between October and December 2025, more new checking accounts were opened through Chime than any listed financial institution or financial partner. Chime offers access to checking accounts used for everyday banking. AMERICA’S #1 CHOICE FOR BANKING is a Trademark of Chime Financial, Inc.

For the second quarter of 2026, we expect:
•Revenue between $633 million to $643 million, resulting in year-over-year revenue growth between 20% and 22%.
•Adjusted EBITDA between $72 million to $77 million, with an adjusted EBITDA margin between 11% and 12%.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-Looking Statements” in the press release.

Conference Call Information
Chime will host a conference call to discuss its first quarter 2026 financial results and financial outlook at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. A live webcast of the earnings conference call will be accessible on Chime’s Investor Relations website at investors.chime.com. A replay will be available on the Investor Relations website following the call.

An investor presentation, including supplemental financial information and reconciliation of certain non-GAAP financial measures to their nearest comparable GAAP measures, will be available through Chime’s Investor Relations website at investors.chime.com.

About Chime
Chime (Nasdaq: CHYM) is a financial technology company founded on the premise that core banking services should be helpful, easy, and free. We offer a broad range of low-cost banking and payments products that address the most critical financial needs of everyday people. Our member-aligned business model has helped millions of people to unlock financial progressTM. Member deposits are FDIC-insured through The Bancorp Bank, N.A. or Stride Bank, N.A., Members FDIC, up to applicable limits*.

*Chime® is a financial technology company, not an FDIC-insured bank. Banking services provided by The Bancorp Bank, N.A. or Stride Bank, N.A., Members FDIC. Deposit insurance covers the failure of an insured bank. Certain conditions must be satisfied for pass-through deposit insurance coverage to apply.

Contacts

Investors and Analysts:
ir@chime.com

Press:
press@chime.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “goal,” “objective,” “seek,” or “continue” or the negative of these terms or other comparable terminology that concern Chime’s expectations, strategy, plans, or intentions. Forward-looking statements in this release may relate to, but are not limited to, expectations of future results of operations or financial performance of Chime, expectations regarding certain of our key financial and operating metrics, our business and growth strategy, including future product development plans and growth, our market opportunity, the performance of newly launched products and innovations, our technological capabilities, including our ability to embed AI across the platform and the ability of ChimeCore to reduce processing costs and accelerate innovation, the demand for

Chime’s products and services, our expectations and management of future growth and acceleration, our expectations regarding our industry and traditional banks, and our ability to execute our repurchase authorization, as well as assumptions relating to the foregoing. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made or on management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. These risks and uncertainties include risks related to our ability to attract and retain Active Members; our relationships with our bank partners; changes in rules and practices concerning interchange fees, card network fees, and other fees and assessments; our ability to maintain and protect our brand; our ability to maintain member satisfaction and provide reliable member support; our ability to develop new products and enhancements for existing products; our reliance on third parties and their systems; our history of net losses and ability to achieve and maintain profitability; and the complex and evolving laws and regulations applicable to our business and the banking ecosystem. Further information on these risks and other factors that could affect our financial results are set forth in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. Except as required by law, Chime does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Non-GAAP Financial Measures

To supplement our consolidated financial information prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain financial measures that are not prepared in accordance with GAAP, including transaction profit, transaction margin, adjusted EBITDA, and adjusted EBITDA margin, to facilitate analysis of our financial trends and for internal planning and forecasting purposes. We use these non-GAAP financial measures in conjunction with GAAP measures to evaluate our operating performance, formulate business plans, prepare budgets and forecasts, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. We believe that these non-GAAP financial measures provide useful information to investors, analysts, and others about our business and financial performance, enhance their overall understanding of our performance, and can assist in providing a more consistent and comparable overview of our financial performance across periods. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected on our consolidated statements of operations. Accordingly, our non-GAAP financial measures are presented for supplemental purposes only and should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this release.

We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures included in this release, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these forward-looking non-GAAP metrics to their corresponding forward-looking GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss), adjusted for (i) depreciation and amortization expense, (ii) other income (expense), net, (iii) provision (benefit) for income taxes, (iv) stock-based compensation expense including related payroll tax, and (v) certain expenses that do not reflect our core operations and may vary significantly from period to period, including restructuring charges, impairment charges, stock-based charitable expense, and certain legal and regulatory charges, as applicable.

Adjusted EBITDA Margin

We define adjusted EBITDA margin as adjusted EBITDA divided by revenue.

We believe that adjusted EBITDA and adjusted EBITDA margin are key measures of our operating performance, and management uses these measures to formulate business plans, prepare budgets and forecasts, and make strategic decisions.

Transaction Profit

We define transaction profit as gross profit less transaction and risk losses.

Transaction Margin

We define transaction margin as transaction profit divided by revenue.

We believe that transaction profit and transaction margin are key measures of the incremental profit generated by member transactions.

Key Metrics

We use the following key metrics to help us evaluate our business and growth trends, establish budgets, evaluate the effectiveness of our investments, and assess operational efficiencies.

Active Members

We define an Active Member as a member who has initiated a money movement transaction on our platform in the last calendar month of the applicable period. Member-initiated money movement transactions include, but are not limited to, purchases with Chime-branded debit or credit cards, funding a member account, withdrawing funds from an ATM, sending or receiving funds with Pay Anyone, or taking or repaying a MyPay advance or an Instant Loan. Active Members are a key indicator of the scale of our engaged member base.

Average Revenue Per Active Member (“ARPAM”)

We define Average Revenue per Active Member (“ARPAM”) as revenue generated in the calendar quarter multiplied by four and divided by the average of the number of Active Members at the end of the prior quarter and the end of the current quarter. ARPAM is a key indicator of our ability to monetize member engagement, as it captures both the impact of payments revenue from Purchase Volume as well as the monetization of products that contribute to platform-related revenue.

Purchase Volume

We define Purchase Volume as the total dollar value of member purchase transactions using Chime-branded debit or credit cards during a given period, net of any adjustments or refunds. Purchase Volume is a key driver of payments revenue, because the interchange fees upon which our payments revenue is based are generally determined as a percentage of the underlying transaction value plus a fixed amount per transaction based upon rates set by the card networks. Purchase Volume is also a key indicator of aggregate member engagement. Purchase Volume does not include other types of transaction volumes such as deposits, ATM withdrawals, SpotMe and MyPay advances, Instant Loans, sending or receiving funds with Pay Anyone, outbound instant transfers, and other types of ACH or direct debit transfers.

CHIME FINANCIAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$607,677	$466,252
Restricted cash	14,510	14,508
Marketable securities	403,605	587,828
Product collateral	231,477	251,204
Accounts receivable, net	294,338	257,884
Loans held for investment, net	105,815	71,581
Prepaid expenses and other current assets	86,839	106,753
Total current assets	1,744,261	1,756,010
Property, equipment and software, net	94,636	94,320
Operating lease right of use assets, net	81,078	83,429
Other assets	30,408	30,846
Total assets	$1,950,383	$1,964,605
Liabilities and stockholders❜ equity
Current liabilities:
Accounts payable	$37,920	$38,680
Accrued and other current liabilities	185,038	201,862
Product obligation	121,141	147,382
Total current liabilities	344,099	387,924
Operating lease liabilities, net of current portion	120,614	123,284
Other non-current liabilities	44,228	51,691
Total liabilities	508,941	562,899
Stockholders’ equity:
Preferred stock, $0.0001 par value: 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025.	—	—
Class A common stock, $0.0001 par value: 5,000,000,000 shares authorized, 350,471,830 shares issued and outstanding as of March 31, 2026. 5,000,000,000 shares authorized, 347,751,083 issued and outstanding as of December 31, 2025.	28	28
Class B common stock, $0.0001 par value: 65,000,000 shares authorized, 32,132,289 shares issued and outstanding as of March 31, 2026. 65,000,000 shares authorized, 32,182,289 issued and outstanding as of December 31, 2025.	3	3
Class C common stock, $0.0001 par value: 500,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025.	—	—
Additional paid-in capital	4,763,006	4,775,607
Accumulated other comprehensive income (loss)	(947)	172
Accumulated deficit	(3,320,648)	(3,374,104)
Total stockholders’ equity	1,441,442	1,401,706
Total liabilities and stockholders’ equity	$1,950,383	$1,964,605

CHIME FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$647,387	$518,744
Cost of revenue(1)	67,074	60,418
Gross profit	580,313	458,326
Operating expenses:
Transaction and risk losses	88,905	109,145
Member support and operations(2)	95,399	78,609
Sales and marketing(2)	165,431	132,573
Technology and development(2)	109,780	77,882
General and administrative(2)	70,467	47,173
Depreciation and amortization(1)	4,168	3,807
Total operating expenses	534,150	449,189
Income from operations	46,163	9,137
Other income, net	7,748	5,354
Income before income taxes	53,911	14,491
Provision for income taxes	455	1,552
Net income	53,456	12,939
Undistributed earnings attributable to preferred stockholders	—	(12,939)
Net income attributable to common stockholders	$53,456	$—
Net income per share attributable to common stockholders:
Basic	$0.14	$—
Diluted	$0.13	$—
Weighted average number of common shares outstanding used to compute net income per share attributable to common stockholders:
Basic	381,636,920	65,868,810
Diluted	400,476,567	65,868,810
__________________
(1)Total depreciation and amortization includes amounts as follows:

	Three Months Ended March 31,
(in thousands)	2026	2025
Depreciation and amortization recorded in cost of revenue	$3,497	$3,451
Depreciation and amortization recorded as operating expense	4,168	3,807
Total depreciation and amortization	$7,665	$7,258

(2)Amounts include stock-based compensation and related payroll tax as follows:

	Three Months Ended March 31,
(in thousands)	2026	2025
Member support and operations	$8,936	$1,124
Sales and marketing	4,593	483
Technology and development	27,425	3,703
General and administrative	23,862	3,386
Total stock-based compensation expense and related payroll tax	$64,816	$8,696

CHIME FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income	$53,456	$12,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,665	7,258
Non-cash lease expense	2,351	1,534
Stock-based compensation	60,652	8,696
Provision for transaction dispute losses	22,327	17,971
Change in fair value of product obligation	(26,547)	28,751
Provision for credit losses	14,534	23,549
Amortization of premium on marketable securities	(162)	(1,627)
Other	965	441
Changes in operating assets and liabilities:
Product collateral	19,727	4,151
Accounts receivable, net	(37,679)	(26,155)
Prepaid expenses and other assets	19,972	(8,680)
Accounts payable	(760)	1,768
Accrued and other liabilities	(47,399)	(73,954)
Operating lease liabilities	(1,929)	(3,937)
Settlements of the product obligation	306	(18,456)
Cash flows provided by (used in) operating activities	87,479	(25,751)
Investing activities:
Purchase of marketable securities	—	(38,502)
Proceeds from maturities of marketable securities	182,300	72,201
Purchases of loans held for investment	(1,296,434)	(1,139,723)
Repayments of loans held for investment	1,248,891	1,117,516
Purchase of property, equipment and software	(6,621)	(1,593)
Capitalization of internal-use software	(831)	(3,198)
Cash flows provided by investing activities	127,305	6,701
Financing activities:
Payment of debt issuance costs related to credit facilities	—	(843)
Taxes paid related to net share settlement of restricted stock units	(1,540)	—
Proceeds from exercise of stock options	13,923	717
Repurchases of common stock	(85,740)	—
Cash flows used in financing activities	(73,357)	(126)
Net increase in cash and cash equivalents and restricted cash	141,427	(19,176)
Cash, cash equivalents, and restricted cash, beginning of period	480,760	350,000
Cash, cash equivalents, and restricted cash, end of period	$622,187	$330,824
Cash and cash equivalents, end of the period	$607,677	$318,160
Restricted cash, end of the period	14,510	12,664
Cash, cash equivalents, and restricted cash, end of the period	$622,187	$330,824

Supplementary cash flow disclosure:
Cash paid for interest	$280	$165
Cash paid for income taxes, net of refunds received	$40	$43
Supplemental disclosures of noncash investing and financing activities:
Purchases of property, equipment and software in accounts payable	$—	$102
Unpaid debt issuance costs	$—	$508

Reconciliation of GAAP to Non-GAAP Results
(unaudited)

	Three Months Ended March 31,
(in thousands, except percentages)	2026		2025
Gross profit	$580,313	$—	$458,326
Gross margin	90%		88%
Adjusted for: Transaction and risk losses	88,905		109,145
Transaction profit	$491,408		$349,181
Transaction margin	76%		67%

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Net income	$53,456	$12,939
Net margin	8%	2%
Adjusted for:
Depreciation and amortization expense	7,665	7,258
Other (income) expense, net(1)	(7,748)	(5,354)
Provision for income taxes	455	1,552
Stock-based compensation expense and related payroll tax	64,816	8,696
Adjusted EBITDA	$118,644	$25,091
Adjusted EBITDA margin	18%	5%
__________________
(1)Relates primarily to interest income, which consists of interest and dividends earned on our cash and cash equivalents and marketable securities.